Exhibit 99

MASCO OUTPERFORMS IN THE SECOND QUARTER 2015

Key Highlights

•                  Sales increased 3 percent to $1.9 billion and increased 7 percent excluding the effects of foreign currency translation

•                  North American sales increased 7 percent; International sales increased 5 percent in local currency

•                  Adjusted operating profit increased 22 percent to $280 million

•                  Adjusted EPS increased 36 percent to $.38 per common share

•                  Board announces intent to increase annual dividend by $0.02 per share to $0.38 beginning in the fourth quarter

•                  Tax free spin-off of TopBuild Corp. completed on June 30, 2015

•                  Masco received a $200 million cash distribution from TopBuild Corp. on June 30, 2015

TAYLOR, Mich. (July 28, 2015) — Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported net sales and operating profit growth in the second quarter of 2015. All segments contributed to a 14.5 percent adjusted operating profit margin, representing a 22 percent increase over prior year.

“Continued growth momentum, solid execution, and the timing of paint promotions enabled us to achieve earnings above our expectations for the quarter,” said Masco’s President and CEO Keith Allman. “Importantly, our Cabinets and Related Products segment accelerated the pace of its turnaround, resulting in better than expected top and bottom line results for that segment. In addition to our strong sales and profit growth, we returned nearly $270 million to shareholders through dividends and share repurchases in the first half of 2015.”

2015 Second Quarter Commentary

•                  Net sales from continuing operations increased 3 percent to $1.9 billion. North American sales increased 7 percent and international sales decreased 10 percent in U.S. dollars but increased 5 percent in local currency

•                  Compared to second quarter 2014, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•                  Gross margins improved to 33 percent compared to 30.7 percent

•                  Operating margins improved to 14.5 percent compared to 12.2 percent

•                  Income from continuing operations was $.38 per common share compared to $.28 per common share

•                  Income from continuing operations, as reported, was $.31 per common share

•                  Liquidity at the end of the second quarter was approximately $1.5 billion

•                  Approximately 3.8 million shares were repurchased in the second quarter

2015 Second Quarter Operating Segment Highlights

•                  Plumbing Products’ net sales were flat, but increased 7 percent excluding the effects of foreign currency translation, fueled by ongoing strength in the wholesale and retail channels

•                  Decorative Architectural Products’ net sales increased 4 percent, driven by new products and the pro paint initiative

•                  Cabinets and Related Products’ net sales increased 6 percent, driven by KraftMaid® Cabinetry’s sales growth with home centers and dealers

•                  Other Specialty Products’ net sales increased 8 percent, led by Milgard Windows’ strong performance across all channels and geographies

Outlook

“Masco has delivered a strong first half of the year and we are proud of our focus and execution,” said Mr. Allman. “With the completion of the spin-off of TopBuild Corp., we begin a new chapter in Masco’s history focused on driving shareholder value through our portfolio of industry-leading branded building products, operational excellence and disciplined capital allocation. Our Cabinetry business has returned to profitability and we expect the momentum it has built over the first half of the year to continue. For the balance of 2015, we believe the underlying demand for our market-leading products will increase and that the repair and remodeling environment will continue to improve. We believe we are positioned to capitalize on these opportunities. Reflecting confidence in Masco’s future outlook, our Board of Directors intends to increase our annual dividend by $0.02 per share to $0.38 beginning with the quarterly dividend to be paid in the fourth quarter of 2015.”

About Masco

Headquartered in Taylor, Mich., Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit masco.com.

The 2015 second quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, July 28, 2015 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 74579395. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 74579395. The telephone replay will be available approximately two hours after the end of the call and continue through August 28, 2015.

Safe Harbor Statement

Statements contained in this press release that reflect our views about our future performance constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements. Our future performance may be affected by our reliance on new home construction and home improvement, our reliance on key customers, the cost and availability of raw materials, uncertainty in the international economy, shifts in consumer preferences and purchasing practices, our ability to improve our underperforming businesses, our ability to maintain our competitive position in our industries, the timing and the terms of our share repurchase program, and our ability to reduce corporate expense and simplify our organizational structure. We discuss many of the risks we face in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

The Company believes that the non-GAAP performance measures and ratios that are contained herein, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States. Additional information about the Company is contained in the Company’s filings with the Securities and Exchange Commission and is available on Masco’s website at www.masco.com.

Investor Contact

Irene Tasi

Director — Investor Relations

313.792.5500

irene_tasi@mascohq.com

# # #

MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Six Months Ended June 30, 2015 and 2014
(in millions, except per common share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net sales	$1,929	$1,876	$3,588	$3,506
Cost of sales	1,292	1,301	2,456	2,449
Gross profit	637	575	1,132	1,057

Selling, general and administrative expenses	358	354	688	683
Operating profit	279	221	444	374

Other income (expense), net	(58)	(50)	(113)	(109)
Income from continuing operations before income taxes	221	171	331	265

Income tax expense	102	34	142	38
Income from continuing operations	119	137	189	227

(Loss) gain from discontinued operations, net	(4)	15	(1)	11
Net income	115	152	188	238

Less: Net income attributable to noncontrolling interest	10	13	19	25
Net income attributable to Masco Corporation	$105	$139	$169	$213

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.31	$0.35	$0.48	$0.56
(Loss) gain from discontinued operations, net	(0.01)	0.04	—	0.03
Net income	$0.30	$0.39	$0.48	$0.59

Average diluted common shares outstanding	344	352	346	353

Amounts attributable to Masco Corporation:
Income from continuing operations	$109	$124	$170	$202
(Loss) gain from discontinued operations, net	(4)	15	(1)	11
Net income attributable to Masco Corporation	$105	$139	$169	$213

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Six Months Ended June 30, 2015 and 2014
(in millions, except per common share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Gross Profit and Operating Profit Reconciliations

Net sales	$1,929	$1,876	$3,588	$3,506

Gross profit, as reported	$637	$575	$1,132	$1,057

Rationalization charges	—	—	1	4

Gross profit, as adjusted	$637	$575	$1,133	$1,061

Gross margin, as reported	33.0%	30.7%	31.5%	30.1%
Gross margin, as adjusted	33.0%	30.7%	31.6%	30.3%

Operating profit, as reported	$279	$221	$444	$374

Rationalization charges	1	8	7	13

Operating profit, as adjusted	$280	$229	$451	$387

Operating margin, as reported	14.5%	11.8%	12.4%	10.7%
Operating margin, as adjusted	14.5%	12.2%	12.6%	11.0%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$221	$171	$331	$265

Rationalization charges	1	8	7	13
Gains from financial investments, net	(2)	(3)	(4)	(4)
(Earnings) losses from equity investments, net	(2)	—	(2)	2
Income from continuing operations before income taxes, as adjusted	218	176	332	276

Tax at 36% rate	(78)	(63)	(120)	(99)

Less: Net income attributable to noncontrolling interest	10	13	19	25

Income from continuing operations, as adjusted	$130	$100	$193	$152

Income per common share, as adjusted	$0.38	$0.28	$0.56	$0.43

Average diluted common shares outstanding	344	352	346	353

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited
(dollars in millions)

	June 30,	December 31,
	2015	2014
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,297	$1,379
Short-term bank deposits	210	306
Receivables	1,105	820
Inventories	779	712
Deferred income taxes	127	206
Prepaid expenses and other	72	68
Assets held for sale	—	373
Total Current Assets	3,590	3,864

Property and equipment, net	1,027	1,046
Goodwill	845	840
Other intangible assets, net	164	142
Other assets	243	200
Assets held for sale	—	1,141
Total Assets	$5,869	$7,233

Liabilities
Current Liabilities:
Accounts payable	$889	$721
Notes payable	6	505
Accrued liabilities	695	685
Liabilities held for sale	—	300
Total Current Liabilities	1,590	2,211

Long-term debt	3,419	2,919
Other liabilities	729	768
Liabilities held for sale	—	207
Total Liabilities	5,738	6,105
Equity	131	1,128
Total Liabilities and Equity	$5,869	$7,233

	As of
	June 30,	June 30,
	2015	2014
Other Financial Data
Working Capital Days
Receivable days	51	50
Inventory days	58	60
Payable days	68	70
Working capital	$995	$959
Working capital as a % of sales (LTM)	14.0%	13.9%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows*
and Other Data - Unaudited	(dollars in millions)

	Six Months Ended
	June 30,
	2015	2014
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$355	$345
Working capital changes	(216)	(284)
Net cash from operating activities	139	61

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(207)	(39)
Cash dividends paid	(62)	(54)
Dividend paid to noncontrolling interest	(36)	(34)
Retirement of notes	(500)	—
Issuance of notes, net of issuance costs	497	—
Cash distributed to TopBuild Corp.	(63)	—
Issuance of TopBuild Corp. debt	200	—
Issuance of Company common stock	—	1
Tax benefit from stock-based compensation	15	—
Increase in debt, net	—	1
Credit Agreement and other financing costs	(3)	—
Net cash for financing activities	(159)	(125)

Cash Flows From (For) Investing Activities:
Capital expenditures	(70)	(54)
Other, net	10	94
Net cash (for) from investing activities	(60)	40

Effects of exchange rate changes on cash and cash investments	(6)	(4)

Cash and Cash Investments:
Decrease for the period	(86)	(28)
At January 1	1,383	1,223
At June 30	$1,297	$1,195

	As of June 30,
	2015	2014
Liquidity*
Cash and cash investments	$1,297	$1,195
Short-term bank deposits	210	228
Total Liquidity	$1,507	$1,423

* Prior period amounts not restated for spin-off of TopBuild Corp.

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2015 and 2014
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change

Cabinets and Related Products
Net sales	$269	$253	6%	$518	$490	6%

Operating profit (loss), as reported	$15	$(8)		$11	$(20)
Operating margin, as reported	5.6%	-3.2%		2.1%	-4.1%

Rationalization charges	—	—		2	2
Accelerated depreciation related to plant closures	—	—		—	1
Operating profit (loss), as adjusted	15	(8)		13	(17)
Operating margin, as adjusted	5.6%	-3.2%		2.5%	-3.5%

Depreciation and amortization	6	9		13	18

EBITDA, as adjusted	$21	$1		$26	$1

Plumbing Products
Net sales	$846	$849	0%	$1,642	$1,649	0%

Operating profit, as reported	$138	$139		$249	$258
Operating margin, as reported	16.3%	16.4%		15.2%	15.6%

Rationalization charges	—	—		1	2
Operating profit, as adjusted	138	139		250	260
Operating margin, as adjusted	16.3%	16.4%		15.2%	15.8%

Depreciation and amortization	14	15		28	30

EBITDA, as adjusted	$152	$154		$278	$290

Decorative Architectural Products
Net sales	$622	$596	4%	$1,073	$1,037	3%

Operating profit, as reported	$133	$113		$216	$189
Operating margin, as reported	21.4%	19.0%		20.1%	18.2%

Depreciation and amortization	4	4		8	8

EBITDA	$137	$117		$224	$197

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Six Months Ended June 30, 2015 and 2014
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change

Other Specialty Products
Net sales	$192	$178	8%	$355	$330	8%

Operating profit, as reported	$21	$14		$27	$19
Operating margin, as reported	10.9%	7.9%		7.6%	5.8%

Rationalization charges	—	1		—	1
Operating profit, as adjusted	21	15		27	20
Operating margin, as adjusted	10.9%	8.4%		7.6%	6.1%

Depreciation and amortization	4	4		8	9

EBITDA, as adjusted	$25	$19		$35	$29

Total
Net sales	$1,929	$1,876	3%	$3,588	$3,506	2%

Operating profit, as reported - segment	$307	$258		$503	$446
General corporate expense, net (GCE)	(28)	(37)		(59)	(72)
Operating profit, as reported	279	221		444	374
Operating margin, as reported	14.5%	11.8%		12.4%	10.7%

Rationalization charges - segment	—	1		3	5
Accelerated depreciation - segment	—	—		—	1
Rationalization charges - GCE	1	7		4	7
Operating profit, as adjusted	280	229		451	387
Operating margin, as adjusted	14.5%	12.2%		12.6%	11.0%

Depreciation and amortization - segment	28	32		57	65
Depreciation and amortization - non-operating	3	3		5	6

EBITDA, as adjusted	$311	$264		$513	$458

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Six Months Ended June 30, 2015 and 2014
(dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change

North American
Net sales	$1,554	$1,459	7%	$2,836	$2,680	6%

Operating profit, as reported	$260	$199		$411	$332
Operating margin, as reported	16.7%	13.6%		14.5%	12.4%

Rationalization charges	—	1		2	4
Accelerated depreciation related to plant closures	—	—		—	1
Operating profit, as adjusted	260	200		413	337
Operating margin, as adjusted	16.7%	13.7%		14.6%	12.6%

Depreciation and amortization	19	22		39	45

EBITDA, as adjusted	$279	$222		$452	$382

International
Net sales	$375	$417	-10%	$752	$826	-9%

Operating profit, as reported	$47	$59		$92	$114
Operating margin, as reported	12.5%	14.1%		12.2%	13.8%

Rationalization charges	—	—		1	1
Operating profit, as adjusted	47	59		93	115
Operating margin, as adjusted	12.5%	14.1%		12.4%	13.9%

Depreciation and amortization	9	10		18	20

EBITDA, as adjusted	$56	$69		$111	$135

Total
Net sales	$1,929	$1,876	3%	$3,588	$3,506	2%

Operating profit, as reported - segment	$307	$258		$503	$446
General corporate expense, net (GCE)	(28)	(37)		(59)	(72)
Operating profit, as reported	279	221		444	374
Operating margin, as reported	14.5%	11.8%		12.4%	10.7%

Rationalization charges - segment	—	1		3	5
Accelerated depreciation - segment	—	—		—	1
Rationalization charges - GCE	1	7		4	7
Operating profit, as adjusted	280	229		451	387
Operating margin, as adjusted	14.5%	12.2%		12.6%	11.0%

Depreciation and amortization - segment	28	32		57	65
Depreciation and amortization - non-operating	3	3		5	6

EBITDA, as adjusted	$311	$264		$513	$458

Historical information is available on our website.